UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported): October 26, 2011

BERRY PETROLEUM COMPANY

(Exact name of registrant as specified in its charter)

Delaware	1-9735	77-0079387
(State or Other Jurisdiction of Incorporation or Organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

1999 Broadway, Suite 3700, Denver, Colorado	80202
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (303) 999-4400

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02.  RESULTS OF OPERATIONS AND FINANCIAL CONDITION

On October 27, 2011, Berry Petroleum Company (the “Company”) issued a news release announcing its financial and operational results for the third quarter ended September 30, 2011. These results are discussed in the news release attached hereto as Exhibit 99.1, which is incorporated by reference in its entirety.

ITEM 2.03.  CREATION OF A DIRECT FINANCIAL OBLIGATION OR AN OBLIGATION UNDER AN OFF-BALANCE SHEET ARRANGEMENT OF A REGISTRANT.

On October 26, 2011, the Company entered into a Third Amendment (the “Third Amendment”) to its Second Amended and Restated Credit Agreement dated November 15, 2010 by and among the Company and Wells Fargo Bank, N.A. and other lenders (the “Credit Agreement”).

The borrowing base in the Credit Agreement remained unchanged at $1,400 million. The Third Amendment, among other things, increased lender commitments to $1,200 million. In addition, the Third Amendment contains  usual and customary conditions, representations, and warranties.  The foregoing description of the Third Amendment is not complete and is subject to and qualified in its entirety by reference to the Third Amendment, a copy of which is attached hereto as Exhibit 4.1 and the terms of which are incorporated herein by reference.

ITEM 9.01             FINANCIAL STATEMENTS AND EXHIBITS

(d) Exhibits.

EXHIBIT NUMBER	DESCRIPTION

4.1	Third Amendment to the Second Amended and Restated Credit Agreement dated October 26, 2011 by and among the Company and Wells Fargo Bank, N.A. and other lenders

99.1

News Release by Berry Petroleum Company dated October 27, 2011 titled “Berry Petroleum Announces Results for Third Quarter of 2011” announcing the Registrant’s results for the third quarter ended September 30, 2011.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereto duly authorized.

BERRY PETROLEUM COMPANY

By:	/s/ Davis O. O’Connor
Davis O. O’Connor
Corporate Secretary

Date: October 27, 2011